Exhibit 10.14

UpSNAP Inc.
134 Jackson St
PO Box 2399
Davidson NC 28036
July 10th 2006

Dear Paul,

This letter sets out our prior verbal arrangement for the following:

Paul Schmidt, part-time CFO duties for UpSNAP, to be paid at $1,500 per week. This is an at will relationship.

Please confirm.

Sincerely,

/s/Tony Philipp
Tony Philipp,
UpSNAP CEO

Confirmed:

/s/Paul Schmidt